[GRAPHIC OMITTED]



Contact:                                                 FOR IMMEDIATE RELEASE
Francie Nagy
Investor Relations
Tel: +1-212-515-4625


                 Brookdale Announces Second Quarter 2006 Results
                 _______________________________________________


Second Quarter 2006 Highlights


   o Net loss of $(20.3) million, or $(0.31) per diluted common share, including non-cash expenses of $38.9 million for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.

   o Facility Operating Income of $106.5 million and Adjusted EBITDA of $46.2 million.

   o For the six months ended June 30, 2006, excluding developments, same store revenue growth of 7.0% and Facility Operating Income growth of 16.7% over the same period in 2005.

   o Cash From Facility Operations increased approximately 28% over the first quarter to $17.1 million, or $0.26 per outstanding common share, at June 30, 2006.

   o Average occupancy for the quarter was 90.0% compared to 88.3% for the second quarter of 2005.

   o Completed the acquisition of 54 facilities (4,394 units/beds) for $344.7 million.

   o Announced second quarter 2006 dividend of $0.35 per common share. Dividend was paid on July 17, 2006.

Subsequent Events to Second Quarter, 2006

   o The final portion of the American Senior Living transaction closed on July 27, 2006 and added 10 facilities to the Brookdale portfolio.

   o The $1.2 billion acquisition of American Retirement Corporation closed on July 25, 2006.

   o Completed follow-on equity offering on July 25, 2006, raising $700 million in gross proceeds. In addition, the Company raised $650 million from a fund managed by an affiliate of Fortress Investment Group LLC. The proceeds were used to fund acquisitions, including that of American Retirement Corporation, repay debt and for general corporate purposes.


Chicago, IL. August 14, 2006 - Brookdale Senior Living Inc. (NYSE: BKD) today reported financial results for the second quarter of 2006. Net loss for the quarter and six months ended June 30, 2006 was $(20.3) million and $(39.6) million, respectively, or $(0.31) and $(0.61) per diluted common share.

As a dividend-paying company, Brookdale's management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company's performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash compensation expense and straight-line rent expense, net of deferred gain amortization.

For the second quarter and the six months ended June 30, 2006, Adjusted EBITDA was $46.2 million and $73.1 million, respectively. Facility Operating Income for the second quarter and six months ended June 30, 2006 was $106.5 million and $190.5 million, respectively

For the second quarter and the six months ended June 30, 2006, Cash From Facility Operations was $17.1 million and $30.4 million, respectively, or $0.26 and $0.47 per diluted common share outstanding at June 30, 2006. This represents an increase of $3.8 million, or approximately 28%, over first quarter 2006 Cash From Facility Operations of $13.3 million, or $0.20 per diluted outstanding common share at March 31, 2006.

Adjusted EBITDA and Cash From Facility Operations included non-recurring costs of $3.7 million and $6.7 million for the second quarter and six months ended June 30, 2006, respectively. The Facility Operating Income also included $0.5 million of integration expenses related to recent acquisitions for the second quarter ended June 30, 2006.

Same-store revenues, excluding developments, grew 7.0% for the six months ended June 30, 2006 over the six months ended June 30, 2005, and same-store Facility Operating Income grew 16.7% for the same period. Facility Operating Income same-store growth for the first half of 2006 benefited from cost synergies from the September 2005 combination of Old Brookdale and Alterra.

On July 25, 2006, Brookdale closed on the acquisition of American Retirement Corporation ("ARC") for $1.2 billion, which was funded in part by a $700 million follow-on equity offering and a $650 million sale of common shares to an affiliate of Fortress. In addition, Brookdale repaid the $195 million outstanding balance on the term portion of its senior secured credit facility.

Mark J. Schulte, Brookdale's Co-CEO, commented, "The second quarter was a very productive time at Brookdale, as we continued to execute on our plan to grow cash flow through acquisitions and operating improvements. We saw significant year over year increases in revenues and Cash Flow From Operations, and we continued to improve occupancy. Our team has done an outstanding job on every front, and our operating results are a testament to the focus and commitment of everyone at Brookdale. Subsequent to quarter end we welcomed ARC associates to Brookdale, adding significantly to the depth and range of talent within our Company."


American Retirement Corporation Results

For the second quarter of 2006, ARC's resident fees and Facility Operating Income (excluding amortization of entrance fees) totaled $130.7 million and $41.3 million, respectively. Same-store Facility Operating Income grew by 10.8% for six months ended June 30, 2006 over the same period in 2005. The ancillary services business generated approximately $160 of monthly Facility Operating Income per occupied unit at the ARC facilities for the three months ended June 30, 2006.


Acquisitions

During the second quarter 2006, Brookdale acquired 54 facilities (4,394 units/beds) for a total purchase price of $344.7 million. Subsequent to June 30, 2006, Brookdale completed the acquisition of the final portion of the American Senior Living portfolio (5 owned and 5 leased facilities with 943 units/beds).

On July 25, 2006, Brookdale completed its previously announced acquisition of ARC. Brookdale acquired all the outstanding stock of ARC at $33.00 per share or total cash consideration of approximately $1.2 billion. ARC operated 83 senior living facilities (16,100 units/beds) in 19 states.

Since Brookdale's IPO in November 2005, and including the ARC acquisition, the Company has purchased or committed to purchase $3.2 billion in senior housing assets. These acquisitions represent 189 facilities with 25,457 units/beds. Brookdale has invested approximately $1.5 billion of cash in these transactions.

Bill Doniger, Brookdale's Vice Chairman said, "While we are extremely pleased with the results for the second quarter, we remain most excited about completing the acquisition of American Retirement in July. The acquisition was financed in part by the $700 million follow-on offering that priced on July 19, 2006. We were especially pleased that the offering was well-oversubscribed during a very difficult period in the public markets. This acquisition leaves the company well-positioned to continue to deliver to our shareholders superior growth in cash earnings and dividends over the coming years."

Dividend

For the second quarter of 2006 Brookdale paid a dividend of $0.35 per share of common stock, on July 17, 2006, to holders of record of Brookdale's common stock on June 30, 2006.

Business Strategy

Brookdale's business strategy is to focus on increasing its earnings and dividends to shareholders by growing Adjusted EBITDA and Cash From Facility Operations through:

   o Internal growth at its existing portfolio of facilities through occupancy improvements, increases in annual rental rates and operational savings due to economies of scale; and

   o Accretive acquisitions of senior housing facilities and operators in a fragmented industry.

Earnings Conference Call

Management will conduct a conference call on Monday, August 14, 2006 to review the financial results for the three and six months ended June 30, 2006. The conference call is scheduled for 10:00 AM EDT. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing (877) 704-5378 or (913) 312-1292 (from outside of the U.S.) up to ten minutes prior to the scheduled start and referencing "The Brookdale Senior Living Second Quarter 2006 Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at http://www.brookdaleliving.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EDT on August 21, 2006 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) please reference access code "742-3620." A copy of this earnings release is posted on the Investor Relations page of the Brookdale website.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently the Company owns and operates independent, assisted, dementia-care facilities and continuing care retirement centers, with over 540 facilities in 35 states and the ability to serve over 51,000 residents.

Safe Harbor
Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to commitments to purchase senior housing assets, the amount of cash to be used in such transactions and the continuation of leveraging the Company's national footprint and operating infrastructure to invest capital accretively in acquisitions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments, the effect of our indebtedness and long-term operating leases on our liquidity, our increased risk of loss of property pursuant to our mortgage debt and long-term lease obligations, our ability to effectively manage our growth, our ability to maintain consistent quality control, unforeseen costs associated with the acquisition of new facilities, competition for the acquisition of strategic assets, our ability to obtain additional capital on terms acceptable to us, events which adversely affect the ability of seniors to afford our monthly resident fees, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, terminations of our resident agreements and vacancies in the living spaces we lease, early termination or non-renewal of our management agreements, increase competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution in recent complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in Brookdale's SEC reports, including its Annual Report on form 10-K filed with the SEC on March 31, 2006. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

               Consolidated and Combined Statements of Operations
                    (in thousands, except for per share data)
                                   (Unaudited)



                                                   Three Months Ended June 30,       Six Months Ended June 30,
                                              --------------------------------   -----------------------------
                                                  2006(1)(2)      2005(1)(3)       2006(1)(2)      2005(1)(3)
                                              --------------    --------------   -------------   -------------
Revenue
  Resident fees...........................     $   267,842      $   192,350      $   488,878     $   366,462
  Management fees.........................             585              945            1,732           1,816
                                              --------------    --------------   -------------   -------------
   Total revenue..........................         268,427          193,295          490,610         368,278
                                              --------------    --------------   -------------   -------------

Expenses
  Facility operating (excluding
   depreciation and amortization of
   $30,012, $8,201, $51,452 and
   $12,471, respectively).................         161,281          122,866          298,226         233,215
  General and administrative (including
   non-cash stock compensation expense
   of $3,150, $--, $6,168 and $ --,
   respectively)..........................          23,125           11,323           44,210          22,981
  Facility lease expense..................          46,623           47,091           92,357          93,593
  Depreciation and amortization...........          30,947            9,072           53,246          14,245
                                              --------------    --------------   -------------   -------------
     Total operating expenses.............         261,976          190,352          488,039         364,034
                                              --------------    --------------   -------------   -------------
     Income  from operations..............           6,451            2,943            2,571           4,244

Interest income...........................             625              680            1,677           1,376
Interest expense:
  Debt....................................         (25,544)         (11,188)         (39,234)        (20,313)
  Amortization of deferred financing costs          (1,335)          (1,136)          (2,038)         (1,559)
  Change in fair value of derivatives.....             519               85              418           4,147
  Loss on extinguishment of debt..........              --               --           (1,334)           (453)
Equity in loss of unconsolidated venture..            (469)            (258)            (637)           (445)
                                              --------------    --------------   -------------   -------------
     Loss before income taxes.............         (19,753)          (8,874)         (38,577)        (13,003)
Provision for income taxes................            (273)             (19)            (659)           (185)
                                              --------------    --------------   -------------   -------------
     Loss before minority interest........         (20,026)          (8,893)         (39,236)        (13,188)
Minority interest.........................            (233)           2,939             (349)          5,471
                                              --------------    --------------   -------------   -------------
     Loss before discontinued operations .         (20,259)          (5,954)         (39,585)         (7,717)
Discontinued operations ..................              --              112               --              77
                                              --------------    --------------   -------------   -------------
     Net loss.............................     $   (20,259)     $    (5,842)     $   (39,585)    $    (7,640)
                                              ==============    ==============   =============   =============

     Basic and diluted loss per share.....     $      (0.31)                     $     (0.61)
                                              ==============                     =============

   Weighted average shares used in
    computing basic and diluted loss per
    share.................................          65,007                            65,007
                                              ==============                     =============




(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

(2) On January 1, 2006 we consolidated three limited partnerships controlled by us pursuant to EITF 04-5. Resident service fees, facility operating expenses, depreciation and amortization, interest income and interest expense for the entities was $3,088 and $6,135 ,$2,179 and $4,403 , $231 and $522, $-- and $7, and $408 and $814 for the three and six months ended June 30, 2006, respectively.

(3) We excluded the loss per share for the periods ended June 30, 2005. We believe this calculation is not meaningful to investors due to the different ownership and legal structures (e.g., corporation and limited liability companies) of the various entities prior to the formation transactions on September 30, 2005.


               Condensed Consolidated and Combined Balance Sheets
                                 (in thousands)

                                                                              June 30,          December 31,
                                                                              2006 (1)            2005 (1)
                                                                            -----------       ---------------
                                                                            (Unaudited)

Cash and cash equivalents............................................     $      30,398       $        77,682
Cash and investments -- restricted....................................           40,054                37,314
Other current assets.................................................            49,225                30,881
                                                                          -------------       ---------------
    Total current assets.............................................           119,677               145,877
                                                                          -------------       ---------------

Property, plant and equipment, net...................................         2,108,759             1,408,732
Lease security deposits..............................................            20,005                25,271
Other long term assets...............................................           132,745               117,931
                                                                          -------------       ---------------
    Total assets.....................................................     $   2,381,186       $     1,697,811
                                                                          =============       ===============

Current liabilities..................................................     $     409,428       $       171,443
Long-term debt, less current portion.................................         1,231,208               754,169
Other long term liabilities..........................................           167,414               141,760
                                                                          -------------       ---------------
    Total liabilities................................................         1,808,050             1,067,372
                                                                          -------------       ---------------
Minority interests...................................................            12,500                    36
                                                                          -------------       ---------------
Stockholders' equity.................................................           560,636               630,403
                                                                          -------------       ---------------
    Total liabilities and stockholders' equity.......................     $   2,381,186       $     1,697,811
                                                                          =============       ===============

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.




                Consolidated and Combined Statements of Cash Flow
                                 (in thousands)
                                   (Unaudited)

                                                                               Six Months Ended June 30,
                                                                           ------------------------------
                                                                              2006 (1)          2005 (1)
                                                                           ------------      ------------
Cash Flows from Operating Activities
Net loss............................................................       $   (39,585)      $    (7,640)
Adjustments to reconcile net loss to net cash provided by  (used in)
  operating activities:
   Loss on extinguishment of debt...................................             1,334               453
   Depreciation and amortization....................................            55,284            15,803
   Minority interest................................................               349            (5,471)
   Equity in loss of unconsolidated ventures........................               637               445
   Loss on discontinued operations..................................                --               (77)
   Amortization of deferred gain....................................            (2,173)           (4,585)
   Amortization of entrance fees....................................              (145)               (3)
   Proceeds from deferred entrance fee revenue......................               613               273
   Deferred income taxes provision..................................                --               185
   Change in deferred lease liability...............................            10,498            11,975
   Change in fair value of derivatives..............................              (418)           (4,147)
   Compensation expenses related to restricted stock grants.........             6,773                --
  Changes in operating assets and liabilities:
   Accounts receivable, net.........................................           (10,715)              338
   Prepaid expenses and other assets, net...........................             7,376             1,444
   Accounts payable and accrued expenses............................            (3,596)            2,113
   Tenant refundable fees and security deposits.....................             2,182             1,157
   Other............................................................            (5,175)             (702)
                                                                           ------------      ------------
    Net cash provided by (used in) operating activities.............            23,239            11,561
                                                                           ------------      ------------

Cash Flows from Investing Activities
  Increase (decrease) in lease security deposits and lease
   acquisition deposits, net........................................             5,266             (180)
  Decrease in cash and investments -- restricted.....................           14,854           (4,576)
  Net proceeds from sale of property, plant and equipment...........                --              544
  Additions to property, plant and equipment, net of related payables..........(14,957)         (10,258)
  Acquisition of assets, net of related payables....................          (531,895)        (444,030)
                                                                           ------------      ------------
    Net cash used in investing activities...........................          (526,732)        (458,500)
                                                                           ------------      ------------

Cash Flows from Financing Activities
  Proceeds from debt................................................           321,170          449,156
  Proceeds from line of credit......................................           195,000                --
  Repayment of debt.................................................           (11,356)        (181,359)
  Payment of dividends..............................................           (39,714)         (20,000)
  Payment of financing costs, net of related payables...............           (10,636)          (2,909)
  Refundable entrance fees:
     Proceeds from refundable entrance fees.........................             2,756              986
     Refunds of entrance fees.......................................            (1,011)            (257)
  Costs incurred related to initial public offering.................               -            (14,065)
  Payment of swap termination.......................................               -                  -
  Proceeds from issuance of common stock, net of underwriters
     discount.......................................................               -            188,395
                                                                           ------------      ------------
     Net cash provided by (used in) financing activities............           456,209          419,947
                                                                           ------------      ------------

     Net increase in cash and cash equivalents......................           (47,284)         (26,992)
     Cash and cash equivalents at beginning of period...............            77,682           86,858
                                                                           ------------      ------------
     Cash and cash equivalents at end of period.....................       $    30,398      $    59,866
                                                                           ============      ============

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management and the board of directors to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business. We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating income (loss) items, depreciation and amortization, straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

   o It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations

   o It provides an assessment of controllable expenses and affords management the ability to make decisions that facilitate meeting current financial goals as well as achieve optimal financial performance

   o It is an indication to determine if adjustments to current spending decisions are needed

   o The table below reconciles Adjusted EBITDA from net loss for the three and six months ended June 30, 2006 and 2005 (in thousands):


                                                   Three Months Ended June 30,            Six Months Ended June 30,
                                               ---------------------------------      --------------------------------
                                                      2006            2005(1)             2006             2005(1)
                                               ----------------    -------------      -------------     --------------
Net loss..................................     $       (20,259)    $      (5,842)     $     (39,585)    $      (7,640)
Loss on discontinued operations...........                  --              (112)                --               (77)
Minority interest.........................                 233            (2,939)               349            (5,471)
Provision for income taxes................                 273                19                659               185
Equity in loss of unconsolidated ventures.                 469               258                637               445
Loss extinguishment of debt...............                  --                --              1,334               453
Interest Expense:
Debt......................................              18,963             8,913             30,493            15,762
Amortization of deferred financing costs..               1,335             1,136              2,038             1,559
Capitalized lease obligation..............               6,581             2,275              8,741             4,551
Change in fair value of derivatives.......                (519)              (85)              (418)           (4,147)
Interest income...........................                (625)             (680)            (1,677)           (1,376)
                                               ----------------    -------------      -------------     --------------
Income from operations....................               6,451             2,943              2,571             4,244


Depreciation and amortization.............              30,947             9,072             53,246            14,245
Straight-line lease expense...............               5,239             5,881             10,498            11,975
Amortization of deferred gain.............              (1,086)           (2,289)            (2,173)           (4,585)
Amortization of entrance fees.............                 (62)               --               (145)               --
Non-cash compensation expense.............               3,755                --              6,773                --
Entrance fee receipts.....................               1,300             1,259              3,369             1,259
Entrance fee disbursements................                (308)             (257)            (1,011)             (257)
                                               ----------------    -------------      -------------     --------------
Adjusted EBITDA...........................     $        46,236     $      16,609      $      73,128     $      26,881
                                               ================    =============      =============     ==============

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

Cash From Facility Operations

Cash From Facility Operations is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP. We define Cash From Facility Operations as cash flows provided by (used in) operations adjusted for changes in operating assets and liabilities, refundable entrance fees received, entrance fees disbursed, other and recurring capital expenditures. Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from Cash From Facility Operations. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items, facility purchases and/or major renovations that are funded using financing proceeds and/or proceeds from the sale of facilities.

We believe Cash From Facility Operations is useful to investors in evaluating our liquidity for the following reasons:

   o It provides an assessment of our ability to facilitate meeting current financial and liquidity goals

   o     To assess our ability to:

           (i) service our outstanding indebtedness;
          (ii) pay dividends; and
         (iii) make regular recurring capital expenditures to maintain and improve our facilities

The table below reconciles Cash From Facility Operations from net cash provided by operating activities for the three and six months ended June 30, 2006 (in thousands):


                                                   Three Months Ended June 30,           Six Months Ended June 30,
                                                   ----------------------------       -----------------------------
                                                        2006            2005(1)            2006             2005(1)
                                                   -----------      -----------       -----------       -----------

Net cash provided by operating activities          $    11,120      $    15,989       $    23,239       $    11,561
Reconciliation of GAAP operating cash
 flows to Cash From Facility Operations:
     Changes in operating assets and liabilities         9,097          (10,621)            9,928            (4,350)
     Refundable entrance fees received                   1,135            1,672             2,756             1,672
     Refundable entrance fees paid                        (308)            (794)           (1,011)             (794)
        Reimbursement of operating expenses              1,350               --             2,850                --
     Recurring capital expenditures, net                (5,299)          (4,598)           (7,360)           (8,026)
                                                   -----------      -----------       -----------       -----------
     Cash From Facility Operations                  $   17,095      $     1,648       $    30,402       $        63
                                                   ===========      ===========       ===========       ===========


   (1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.

     Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP. We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating income (loss) items, depreciation and amortization, facility lease expense, general and administrative expense, including compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

   o It is helpful in identifying trends in our day-to-day facility performance
   o It provides an assessment of our revenue generation and expense management
   o It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three and six months ended June 30, 2006. (in thousands):



                                                               Three Months Ended                    Six Months Ended
                                                                    June 30,                             June 30,
                                                         --------------------------------     -------------------------------
                                                                  2006          2005              2006               2005
                                                         ---------------   --------------     -------------      --------------
Net loss............................................     $    (20,259)     $      (5,842)     $    (39,585)      $     (7,640)
Loss on discontinued operations.....................               --               (112)               --                (77)
Minority interest...................................              233             (2,939)              349             (5,471)
Provision (benefit) for income taxes................              273                 19               659                185
Equity in loss of unconsolidated ventures...........              469                258               637                445
Loss on extinguishment of debt......................               --                 --             1,334                453
Interest expense:
   Debt.............................................           18,963              8,913            30,493             15,762
   Amortization of deferred financing costs.........            1,335              1,136             2,038              1,559
   Capitalized lease obligation.....................            6,581              2,275             8,741              4,551
   Change in fair value of derivatives..............             (519)               (85)             (418)            (4,147)
Interest income.....................................             (625)              (680)           (1,677)            (1,376)
                                                         ---------------   --------------     -------------      --------------
Income from operations..                                        6,451              2,943             2,571              4,244

Depreciation and amortization.......................           30,947              9,072            53,246             14,245
Facility lease expense..............................           46,623             47,091            92,357             93,593
General and administrative (including non-cash stock
 compensation expense)..............................           23,125             11,323            44,210             22,981
Amortization of entrance fees.......................              (62)                --              (145)                --
Management fees.....................................             (585)              (945)           (1,732)            (1,816)
                                                         ---------------   --------------     -------------      --------------
Facility Operating Income...........................     $    106,499      $      69,484      $    190,507       $    133,247
                                                         ===============   ==============     =============      ==============

(1) Brookdale Senior Living Inc. was formed on September 30, 2005. Results prior to that date represent the combined operations of the Predecessor entities.


Our facility breakdown at June 30, 2006, was as follows:

                                             Number of                   Number of             Percentage of Q2 2006
                                             Facilities                  Units/Beds                    Revenue
                                             ----------                  ----------                    -------
Ownership Type
Owned                                              106                      11,854                        35.9%
Leased                                             340                      21,191                        63.9%
Managed                                              7                       1,301                         0.2%
                                             ----------                  ----------                    -------
     Total                                         453                      34,346                       100.0%
                                             ==========                  ==========                    =======

Operating Type
Brookdale Living (IL & CCRC)                        70                      14,802                        44.7%
Alterra (Assisted Living)                          376                      18,243                        55.1%
Managed                                              7                       1,301                         0.2%
                                             ----------                  ----------                    -------
     Total                                         453                      34,346                       100.0%
                                             ==========                  ==========                    =======

Our facility breakdown as of August 11, 2006 (including ARC and other acquisitions that closed after June 30, 2006), is as follows:

                                             Number of                   Number of
                                             Facilities                  Units/Beds
                                             ==========                  ==========
Ownership Type
Owned                                             144                       17,476
Leased                                            389                       30,691
Managed                                            13                        3,219
                                             ----------                  ----------
     Total                                        546                       51,386
                                             ==========                  ==========

Operating Type
Brookdale Living (IL & CCRC)                       71                      14,936
Alterra (Assisted Living)                         385                      19,052
ARC                                                77                      14,179
Managed                                            13                       3,219
                                             ----------                  ----------
     Total                                        546                      51,386
                                             ==========                  ==========




Our quarterly financial data for the three months ended June 30, 2006 and March 31, 2006 was as follows (in thousands, except occupancy and average rate):


                                                For the Three Months Ended
                                         -------------------------------------          Increase
                                          June 30, 2006         March 31, 2006         (Decrease)       Percentage
                                         --------------         --------------         ----------       ----------
Average Occupancy                                 90.0%               89.5%                  0.5%               0.1%
Average rate ($)                         $        3,098         $     3,116             $    (18)             (0.1)%

Resident Fees(1)                         $      267,780         $   220,953             $ 46,827              21.2%
Facility Operating Expenses                     161,281             136,945               24,336              17.8%
                                         --------------         --------------         ----------       ----------
      Facility Operating Income          $      106,499         $    84,008             $ 22,491              26.8%
                                         --------------         --------------         ----------       ----------
Facility Operating Income Margin                  39.8%               38.0%



(1)  Excluding amortization of entrance fees of $62 and $83, respectively.

The quarterly financial data for ARC for the three months ended June 30, 2006 and March 31, 2006 was as follows (in thousands, except occupancy and average rate):


                                                For the Three Months Ended
                                        ----------------------------------------        Increase
                                          June 30, 2006         March 31, 2006         (Decrease)    Percentage
                                        ----------------    --------------------       ----------    ----------
Average Occupancy                                  94%                   95%               (1.0)%        (1.1)%
Average rate ($)                        $        3,789      $          3,645                 144           4.0%

Resident Fees(1)                        $      130,701      $        123,227               7,474           6.1%
Facility Operating Expenses                     89,360                83,454               5,906           7.1%
      Facility Operating Income         $       41,341      $         39,773               1,568           3.9%
Facility Operating Income Margin                 31.6%                 32.3%

Ancillary Services
Number of Clinics                              137                   134                       3           2.2%
Number of Therapists                           760                   693                      67           9.7%
NOI per Occupied Unit                          $160                  $156                      4           2.6%



(1) Excluding amortization of entrance fees of $4.5 million and $4.6 million, respectively.


Our capital expenditures for the three and six months ended June 30, 2006 and 2005 were as follows (in thousands):

                                                     Three Months Ended June 30,        Six Months Ended June 30,
                                                     ---------------------------     ----------------------------
                                                        2006 (1)          2005           2006             2005
                                                     -------------    ----------     ------------   -------------
Type
----
Recurring                                            $       5,970    $    4,598     $     8,702    $      8,026

Reimbursements                                                (671)           --          (1,342)             --
                                                     -------------    ----------     ------------   -------------
     Net recurring                                           5,299         4,598           7,360           8,026
EBITDA enhancing(1)                                          2,250            --           3,524           2,161
Other/Corporate(2)                                              --            --           2,731              71
                                                     -------------    ----------     ------------   -------------

     Gross Total Capital Expenditures                $       7,549    $    4,598     $    13,615     $    10,258

                                                     =============    ==========     ============   =============

(1) EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.

(2) Corporate primarily includes capital expenditures for information technology systems and equipment.